FOR IMMEDIATE RELEASE	November 7, 2013
Contact: Susan Jordan
732-577-9997

UMH PROPERTIES, INC. REPORTS 3rd QUARTER 2013 EARNINGS

FREEHOLD, NJ, November 7, 2013........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations attributable to common shareholders (Core FFO) of $1,993,000 or $0.10 per diluted share for the quarter ended September 30, 2013, as compared to $2,585,000 or $0.16 per diluted share for the quarter ended September 30, 2012.  Core FFO excluding Gains on Securities Transactions for the three months ended September 30, 2013 was $1,880,000 or $0.10 per diluted share versus $1,370,000 or $0.08 per diluted share for the three months ended September 30, 2012.

A summary of significant financial information for the three and nine months ended September 30, 2013 and 2012 is as follows:

      For the Three Months Ended

    September 30,

	2013	2012

Total Income	$16,254,000	$12,187,000
Total Expenses	$14,935,000	$11,617,000
Gain on Securities Transactions, net	$113,000	$1,215,000
Net Income (Loss) Attributable to Common Shareholders	$(1,088,000)	$161,000
Net Income (Loss) Attributable to Common Shareholders per Share	$(0.06)	$-0-
Core FFO (1)	$1,993,000	$2,585,000
Core FFO (1) per Common Share	$0.10	$0.16
Core FFO (1) Excluding Gains on Securities Transactions	$1,880,000	$1,370,000
Core FFO (1) Excluding Gains on Securities Transactions per Common Share	$0.10	$0.08
Weighted Average Diluted Shares Outstanding	19,068,000	16,467,000

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      For the Nine Months Ended

        September 30,

	2013	2012

Total Income	$45,778,000	$34,222,000
Total Expenses	$41,373,000	$32,453,000
Gain on Securities Transactions, net	$3,794,000	$3,496,000
Net Income Attributable to Common Shareholders	$902,000	$2,309,000
Net Income Attributable to Common Shareholders per Share	$0.05	$0.14
Core FFO (1)	$10,311,000	$8,315,000
Core FFO (1) per Common Share	$0.56	$0.52
Core FFO (1) Excluding Gains on Securities Transactions	$6,517,000	$4.819,000
Core FFO (1) Excluding Gains on Securities Transactions per Common Share	$0.36	$0.30
Weighted Average Diluted Shares Outstanding	18,310,000	16,029,000

A summary of significant balance sheet information as of September 30, 2013 and December 31, 2012 is as follows:

	September 30, 2013	December 31, 2012

Total Assets	$ 391,585,000	$ 300,281,000
Securities Available for Sale	$ 54,193,000	$ 57,325,000
Mortgages Payable	$ 153,983,000	$ 108,871,000
Loans Payable	$ 43,126,000	$ 10,442,000
Total Shareholders’ Equity	$ 186,391,000	$ 174,985,000

Samuel A. Landy, President and CEO, commented on the results for the third quarter of 2013, “UMH is pleased with its accomplishments during the quarter.  Our portfolio occupancy increased 200 basis points over the prior year quarter from 80% to 82% at quarter end.  Our income from community operations (defined as rental and related income less community operating expenses) increased 40% from $4,543,000 for the prior year quarter to $6,369,000 for the quarter ended September 30, 2013.  Our community operating costs for the quarter include repairs and maintenance and other costs associated with bringing our newly acquired communities up to the high UMH standards.  These expenses should fall as we complete the process of upgrading these communities, adding rental homes, and creating new sales centers.  While demand for rentals remains very strong, growth in home sales is trending higher but at a much slower pace.  We have reduced our sales losses over the past nine months and look forward to generating sales profits as demand increases.  We are on track to see the benefits of our acquisitions and our efforts to increase occupancy and sales profits.”

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“UMH has been very successful in acquiring new communities throughout the year.  As of quarter end, we have grown our total home sites by 23% over the prior year period.  Additionally, we announced today the acquisition of five manufactured home communities totaling 519 developed home sites, for a purchase price of $11,800,000.  With this acquisition, we have increased our portfolio by approximately 26% since year end 2012. Our portfolio is now comprised of seventy-four communities containing approximately 13,400 developed home sites.  Our acquisitions are being well-integrated and have resulted in increased earnings per share from our community operations.  We believe that the Company is well positioned to continue to execute its growth strategy and anticipates additional acquisitions in 2014.”

UMH Properties, Inc. will host its Third Quarter 2013 Financial Results Webcast and Conference Call.  Senior management will discuss the results, current market conditions and future outlook on Thursday, November 21, 2013 at 10:00 a.m. Eastern Time.

The Company’s third quarter financial results being released herein will be available on the company website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the company’s website at www.umh.com, then select the microphone icon.  Interested parties can also participate via conference call by calling toll free 888-317-6016 (domestically) or 412-317-6016 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 21, 2013.  It will be available until February 28, 2014, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10036764.  A transcript of the call and the webcast replay will be available at the company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates seventy-four manufactured home communities containing approximately 13,400 developed home sites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(1)  Non-GAAP Information:  We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance.  FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT.  FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (US GAAP), excluding Extraordinary Items, as defined under US GAAP, Gains or Losses from sales of previously depreciated real estate assets, Impairment Charges related to depreciable real estate assets, plus certain non-cash items such as Real Estate Asset Depreciation and Amortization.  NAREIT created FFO as a non-US GAAP supplemental measure of REIT operating performance.  We define Core Funds From Operations (Core FFO), as FFO plus Acquisition Costs.  FFO and Core FFO should be considered as supplemental measures of operating performance used by REITs.  FFO and Core FFO exclude historical Cost Depreciation as an expense and may facilitate the comparison of REITs which have different cost bases.  The items excluded from FFO and Core FFO are significant components in understanding the Company’s financial performance.

FFO and Core FFO (i) do not represent Cash Flow from Operations as defined by US GAAP; (ii) should not be considered as an alternative to Net Income as a measure of operating performance or to Cash Flows from Operating, Investing and Financing activities; and (iii) are not alternatives to Cash Flow as a measure of liquidity.  FFO and Core FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The Company’s FFO and Core FFO for the three and nine months ended September 30, 2013 and 2012 is calculated as follows:

	Three Months		Nine Months
	9/30/13	9/30/12	9/30/13	9/30/12
Net Income (Loss) Attributable to Common Shareholders	$(1,088,000)	$161,000	$902,000	$2,309,000
Depreciation Expense	3,069,000	1,930,000	8,469,000	5,232,000
(Gain) Loss on Sales of Depreciable Assets	(82,000)	11,000	(18,000)	21,000
FFO Attributable to Common Shareholders	1,899,000	2,102,000	9,353,000	7,562,000
Acquisition Costs	94,000	483,000	958,000	753,000
Core FFO	$1,993,000	$2,585,000	$10,311,000	$8,315,000

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended September 30, 2013 and 2012:

	2013	2012
Operating Activities	$3,712,000	$4,711,000
Investing Activities	(92,416,000)	(53,043,000)
Financing Activities	85,455,000	43,975,000

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